Exhibit 11

                           BETHLEHEM STEEL CORPORATION

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

      (dollars in millions and shares in thousands, except per share data)

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

       (Note 1)                                                                                      (Note 1)
     THREE MONTHS        THREE MONTHS                                                               SIX MONTHS         SIX MONTHS
         ENDED               ENDED                                                                     ENDED              ENDED
        JUNE 30             JUNE 30                                                                   JUNE 30            JUNE 30
         2003                2002            BASIC INCOME (LOSS) PER SHARE                             2003               2002
                                             -----------------------------
--------------------  ----------------                                                          -----------------  -----------------

              $22.3           ($118.9)       NET INCOME (LOSS)                                        ($2,343.9)           ($216.2)
                                             LESS DIVIDEND REQUIREMENTS:
               (2.5)             (2.5)                 $2.50 Preferred Dividend                            (5.0)              (5.0)
               (3.1)             (3.2)                 $5.00 Preferred Dividend                            (6.2)              (6.3)
               (3.2)             (4.2)                 $3.50 Preferred Dividend                            (7.4)              (8.5)
--------------------  ----------------                                                          -----------------  -----------------
               (8.8)             (9.9)                TOTAL PREFERRED AND PREFERENCE DIVIDENDS            (18.6)             (19.8)
--------------------  ----------------                                                          -----------------  -----------------
              $13.5           ($128.8)       NET INCOME (LOSS) APPLICABLE TO COMMON STOCK              ($2,362.5)           ($236.0)
====================  ================                                                          =================  =================


            131,656           130,969        AVERAGE SHARES OF COMMON STOCK                              131,458            130,944





              $0.10            ($0.98)       BASIC INCOME (LOSS) PER SHARE                               ($17.97)            ($1.80)
====================  ================                                                          =================  =================

                                             DILUTED INCOME (LOSS) PER SHARE
                                             -------------------------------

              $22.3           ($118.9)       NET INCOME (LOSS)                                         ($2,343.9)           ($216.2)
                                             LESS DIVIDEND REQUIREMENTS:
               (2.5)             (2.5)                 $2.50 Preferred Dividend                             (5.0)              (5.0)
               (3.1)             (3.2)                 $5.00 Preferred Dividend                             (6.2)              (6.3)
               (3.2)             (4.2)                 $3.50 Preferred Dividend                             (7.4)              (8.5)
--------------------  ----------------                                                          -----------------  -----------------
              $13.5           ($128.8)       NET INCOME (LOSS) APPLICABLE TO COMMON STOCK              ($2,362.5)           ($236.0)
====================  ================                                                          =================  =================

                                             AVERAGE SHARES OF COMMON STOCK AND
                                             OTHER POTENTIALLY DILUTIVE SECURITIES OUTSTANDING:
            131,656           130,969                  Common Stock                                      131,458            130,944
               *                 *                     $2.50 Preferred Stock                                *                  *
               *                 *                     $5.00 Preferred Stock                                *                  *
               *                 *                     $3.50 Preferred Stock                                *                  *
--------------------  ----------------                                                          -----------------  -----------------
            131,656           130,969                                  TOTAL                             131,458            130,944
====================  ================                                                          =================  =================

              $0.10            ($0.98)       DILUTED INCOME (LOSS) PER SHARE                             ($17.97)            ($1.80)
====================  ================                                                          =================  =================

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